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                           AMERICAN TOWER CORPORATION

               NOTICE OF CHANGE IN ELECTION FROM REJECT TO ACCEPT

           Pursuant to the Offer to Exchange dated September 24, 2001

To: American Tower Corporation
Attn: Ms. Aileen Torrance

   I previously received a copy of the Offer to Exchange and the materials accompanying the offer. I completed, signed and returned the election form, in which I elected not to offer to exchange any options. I now wish to change that election.

   I understand that in order to withdraw my rejection and to make the offer, I must sign and deliver this notice and a new election form to Ms. Aileen Torrance at American Tower before 5:00 P.M., Eastern Standard Time, on October 26, 2001, or if American Tower extends the deadline to exchange options, before the extended expiration of the offer, and put an "X" in the following box:

   [_] I wish to offer for exchange the eligible options I have indicated on the new election form I am attaching hereto.

   I understand that I must complete a new election form and timely return it to Ms. Aileen Torrance in order to withdraw effectively my rejection of the offer to exchange.

Date: ___________  , 2001                 _____________________________________
                                          Signature

                                          _____________________________________
                                          Name (please print)

                                          _____________________________________
                                          Social Security Number

                                          _____________________________________
                                          Telephone Number During Working
                                           Hours